UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2025

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.      Entry into a Material Definitive Agreement.

Notes Indenture

On September 26, 2025, BKV Upstream Midstream, LLC, a Delaware limited liability company (“BKV Upstream Midstream” or the “Issuer”), issued $500,000,000 in aggregate principal amount of 7.500% senior unsecured notes due 2030 (the “Notes”), pursuant to an indenture, dated September 26, 2025 (the “Indenture”), by and among the Issuer, BKV Corporation (“BKV”), certain other subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

In connection with the consummation of the Bedrock Acquisition, as defined in Item 2.01 of this Current Report, the Issuer, Bedrock Production, LLC, a Texas limited liability company (the “Target”), the Target’s subsidiaries and the Trustee entered into the First Supplemental Indenture, dated September 29, 2025 (the “Supplemental Indenture”), pursuant to which the Target and its subsidiaries agreed to unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture.

Interest and Maturity.  Interest on the Notes accrues at a rate of 7.500% per annum and is payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2026. The Notes mature on October 15, 2030.

Optional Redemption.  At any time prior to October 15, 2027, the Issuer may on any one or more occasions redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. At any time prior to October 15, 2027, the Issuer may redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture, with an amount of cash not greater than the net cash proceeds of one or more equity offerings, at a redemption price equal to 107.500% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, as long as at least 60% of the aggregate principal amount of Notes originally issued under the Indenture on the date of the Indenture (excluding any additional Notes and Notes held by the Issuer and its subsidiaries) remains outstanding immediately after the occurrence of such redemption, and the redemption occurs within 180 days after the date of the closing of such equity offering.

On or after October 15, 2027, the Issuer may, on any one or more occasions, redeem all or part of the Notes at the redemption prices set forth below, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, if redeemed during the 12-month period beginning on October 15 of the years indicated below:

Year	Percentage
2027	103.750%
2028	101.875%
2029 and thereafter	100.000%

Certain Covenants.  The Indenture contains covenants that limit the ability of the Issuer and its restricted subsidiaries to: (i) pay dividends on, purchase or redeem its capital stock or purchase or redeem certain subordinated debt; (ii) make certain investments; (iii) incur or guarantee additional indebtedness or issue certain types of preferred equity securities; (iv) create or incur certain secured debt; (v) sell assets; (vi) consolidate, merge or transfer all or substantially all of its assets; (vii) enter into agreements that restrict distributions or other payments from its restricted subsidiaries to the Issuer; (viii) engage in transactions with affiliates; and (ix) create or designate unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications. If the Notes achieve an investment grade rating from any either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Financial Services LLC (“S&P”) in the future and no default or event of default exists under the Indenture, many of the foregoing covenants will terminate.

Events of Default.  The Indenture also contains customary events of default, including (i) default for 30 days in payment when due and payable of interest on the Notes; (ii) default in payment when due and payable of the principal of, or premium, if any, on, the Notes; (iii) cross-defaults to certain indebtedness; and (iv) certain events of bankruptcy or insolvency with respect to the Issuer or certain of its restricted subsidiaries. If an event of default arises from certain events of bankruptcy, insolvency or reorganization, with respect to the Issuer or certain of its restricted subsidiaries, all outstanding Notes will become due and payable without further action or notice. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Change of Control.  If the Issuer experiences certain types of changes of control and Moody’s or S&P decreases their rating of the Notes as a result thereof within 60 days, holders of the Notes will be entitled to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Issuer will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on or prior to the relevant interest payment date.

The summaries of the Indenture and the Supplemental Indenture set forth in this Item 1.01 do not purport to be complete and are qualified in their entirety by the full text of the Indenture and the Supplemental Indenture, copies of which are being filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated into this Item 1.01 by reference.

Registration Rights Agreement

In connection with the closing of the Bedrock Acquisition, BKV entered into a Registration Rights Agreement, dated as of September 29, 2025 (the “Registration Rights Agreement”), by and between BKV and Seller (as defined in Item 2.01). Pursuant to the Registration Rights Agreement, BKV has agreed to, among other things, (i) provide Seller with certain Form S-3 demand and piggyback registration rights for the Stock Consideration (as defined in Item 2.01), subject to customary cutbacks, lock-up periods, blackout periods and other limitations, (ii) pay certain registration expenses and (iii) provide Seller with customary indemnification rights.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which will be filed as an exhibit to BKV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On September 29, 2025, BKV Upstream Midstream, a wholly owned subsidiary of BKV, completed the previously announced acquisition of 100% of the equity interests (the “Subject Interests”) of the Target from Bedrock Energy Partners, LLC, a Delaware limited liability company (“Seller”) and certain of its subsidiaries (such transaction, the “Bedrock Acquisition”). The Bedrock Acquisition was completed pursuant to the Membership Interest Purchase Agreement, dated August 7, 2025 (the “Purchase Agreement”), by and among BKV Upstream Midstream, Seller and certain of its subsidiaries, and solely for certain limited purposes set forth therein, BKV.

The Target and its subsidiaries own certain oil and natural gas producing properties and midstream assets in the Barnett Shale. Following the closing, the Target is a wholly owned subsidiary of BKV Upstream Midstream. Additionally, the Target and its subsidiaries have executed an assumption agreement in order to be added as guarantors and collateral grantors under our existing reserve-based lending agreement.

The aggregate unadjusted consideration to be paid to Seller in the Bedrock Acquisition is $370 million (the “Purchase Price”), subject to customary adjustments. Pursuant to the Purchase Agreement, at the closing of the Bedrock Acquisition, BKV paid a portion of the Purchase Price consisting of (i) the Deposit (described below), (ii) approximately $179.5 million in cash to repay certain Target indebtedness, and (iii) the issuance to Seller of 5,233,957 shares of BKV common stock (the “Stock Consideration”). The remainder of the Purchase Price, subject to customary adjustment, will be paid in cash by December 31, 2025, subject to the terms and conditions of the Purchase Agreement.

As previously reported, the Stock Consideration is subject to a 60-day lock-up and consists of a number of shares determined by dividing $110 million by $21.0166, the volume weighted average price of BKV common stock during the 20 consecutive trading-day period ended August 7, 2025. As of September 29, 2025, the fair market value of the Stock Consideration was approximately $124.2 million based on the closing price of $23.74.

As previously disclosed, on August 8, 2025, BKV deposited 10% of the unadjusted Purchase Price (the “Deposit”) into a third-party escrow account. At the closing of the Bedrock Acquisition, the Deposit was retained as a holdback for any BKV indemnification claims until released on the terms and conditions contained in the Purchase Agreement.

BKV funded the cash consideration paid at the closing of the Bedrock Acquisition, and expects to fund the remainder of the Purchase Price, with a combination of the proceeds from the previously announced completed offering of the Notes, borrowings under our existing reserve-based lending agreement, and cash on hand.

The foregoing descriptions of the Purchase Agreement, the Bedrock Acquisition and the other transactions contemplated thereby are qualified in their entirety by the full text of the Purchase Agreement, which will be filed as an exhibit to BKV’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

The representations, warranties and covenants contained in the Purchase Agreement (a) were made solely for the benefit of the parties thereto, (b) were made only for purposes of the Purchase Agreement, (c) were subject to standards of materiality which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (e) were included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as fact. Accordingly, the Purchase Agreement will be included only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the parties thereto or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Purchase Agreement or any of their respective subsidiaries or affiliates. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in BKV’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding BKV that is or will be contained in BKV’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other documents that BKV files with the Securities and Exchange Commission.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes, the Indenture and the Supplemental Indenture is included in Item 1.01 of this Current Report on Form 8-K above and is incorporated into this Item 2.03 by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement, at the Closing, BKV issued the 5,233,957 shares of Common Stock comprising the Stock Consideration. The Stock Consideration was issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions set forth in Section 4(a)(2) thereof.

Item 7.01.      Regulation FD Disclosure.

On September 29, 2025, BKV issued a press release announcing the Closing. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act, or the Exchange Act, except as otherwise expressly stated in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include all statements that are not solely historical facts and can be identified by terms such as “intend,” “believe,” “could,” “estimate,” “expect,” “may,” “should,” or similar expressions. Such forward-looking statements include, but are not limited to, statements about the consummation and timing of the Bedrock Acquisition, the anticipated benefits, opportunities and results with respect to the Bedrock Acquisition, including any expected value creation, reserves additions, midstream opportunities and other anticipated impacts from the Bedrock Acquisition, as well as other aspects of the transaction, guidance, projected or forecasted financial and operating results, future liquidity, leverage, results in certain basins, objectives, project timing, expectations and intentions, regulatory and governmental actions and any other statements that are not historical facts. Investors are cautioned not to place undue reliance on these forward-looking statements, which are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including the risks and uncertainties addressed under the heading “Risk Factors” in BKV’s most recent Annual Report on Form 10-K filed and any subsequent Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances occurring after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01.      Financial Statements and Exhibits.

The financial statements and information filed with this Current Report on Form 8-K consist of the historical financial statements of Bedrock Energy Partners, LLC specified in Rule 3-05(b) of Regulation S-X and the pro forma financial information required in connection with the Bedrock Acquisition pursuant to Article 11 of Regulation S-X. The pro forma financial information included in this Current Report on Form 8-K has been presented for informational purposes only, as required by Form 8-K; it does not purport to represent the actual results of operations that BKV would have achieved had it completed the Bedrock Acquisition prior to the periods presented in the pro forma financial information and it is not intended to project the future results of operations that BKV may achieve after the Bedrock Acquisition.

(a) Financial statements of businesses or funds acquired.

The following financial statements of Bedrock Energy Partners, LLC, are filed herewith as Exhibit 99.3 and Exhibit 99.4, respectively.

•	Audited Consolidated Financial Statements for the year ended December 31, 2024 and the accompanying notes thereto; and

•	Interim Condensed Consolidated Financial Statements (Unaudited) for the six months ended June 30, 2025 and accompanying notes thereto.

(b) Pro forma financial information.

The following unaudited pro forma financial statements of BKV and accompanying notes thereto are filed herewith as Exhibit 99.5.

•	Unaudited Pro Forma Combined Consolidated Balance Sheet as of June 30, 2025;

•	Unaudited Pro Forma Combined Consolidated Statement of Operations for the six months ended June 30, 2025; and

•	Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2024.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of September 26, 2025, by and among BKV Upstream Midstream, LLC, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (including Form of Note).
4.2	First Supplemental Indenture, dated as of September 29, 2025, by and among BKV Upstream Midstream, LLC, Bedrock Production, LLC, Bedrock Development Partners, LLC, Bedrock ABS I Holdings, LLC, Bedrock ABS I, LLC and U.S. Bank Trust Company, National Association, as trustee.
23.1	Consent of BDO USA, P.C.
23.2	Consent of Cawley, Gillespie & Associates, Inc.
99.1	Press Release, dated September 29, 2025.
99.2	Cawley, Gillespie & Associates, Inc., Summary of Total Proved Reserves of Certain Properties in Oklahoma and Texas of Bedrock Production, LLC as of December 31, 2024 (SEC Pricing).
99.3	Bedrock Energy Partners, LLC Audited Consolidated Financial Statements for the one year ended December 31, 2024.
99.4	Bedrock Energy Partners, LLC Interim Condensed Consolidated Financial Statements (Unaudited) for the six months ended June 30, 2025.
99.5	BKV Corporation Unaudited Pro Forma Combined Financial Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

October 1, 2025	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer